Exhibit 99.5
Legg Mason, Inc.
INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER OF
5.50% Senior Notes due 2019
that have been registered under the Securities Act of 1933
($650,000,000 aggregate principal amount)
for
all outstanding unregistered 5.50% Senior Notes due 2019
(Rule 144A CUSIP/ISIN: 524901AQ8/US524901AQ82
Regulation S CUSIP/ISIN: U5236PAA4/USU5236PAA40)
that were issued on May 21, 2012
($650,000,000 aggregate principal amount)
_________________________

To Registered Holder:
The undersigned hereby acknowledges receipt of the prospectus dated ___________, 2012 (the “Prospectus”) of Legg Mason, Inc. and the related letter of transmittal (the “Letter of Transmittal”), that together constitute the offer by Legg Mason, Inc. (the “Exchange Offer”) to exchange 5.50% Senior Notes due 2019 which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for $650,000,000 aggregate principal amount of unregistered 5.50% Senior Notes due 2019 issued on May 21, 2012. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.
This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the unregistered securities held by you for the account of the undersigned.
The aggregate face amount of the unregistered securities held by you for the account of the undersigned is (fill in amount):
$__________ of 5.50% Senior Notes due 2019.
With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following unregistered securities held by you for the account of the undersigned (insert principal amount of unregistered securities to be tendered (if any)):
$__________ of 5.50% Senior Notes due 2019.

☐	NOT to TENDER any unregistered securities held by you for the account of the undersigned.
If the undersigned instructs you to tender unregistered securities held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	the exchange securities acquired pursuant to the Exchange Offer are being acquired in the ordinary course of the undersigned's business;

•	the undersigned does not have any arrangement or understanding with any person to participate in the distribution of the unregistered securities or exchange securities;

•
the undersigned is not an “affiliate” of Legg Mason, Inc. as defined in Rule 405 promulgated under the Securities Act or, if the undersigned is an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•
if the undersigned is a broker-dealer, it will receive exchange securities for its own account in exchange for unregistered securities that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange securities received in the Exchange Offer (such a broker-dealer will not be deemed, solely by reason of such acknowledgment and prospectus delivery, to admit that it is an “underwriter” within the meaning of the Securities Act);

•	if the undersigned Holder is not a broker-dealer, the undersigned is not engaged in and does not intend to engage in the distribution of the exchange securities; and

•	the undersigned Holder is not acting on behalf of any person or entity that, to the undersigned's knowledge, could not truthfully make these representations.

By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange securities, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.
SIGN HERE
Name of beneficial owner(s) (please print): _____________________________________________________________
Signature(s): _____________________________________________________________________________________
Address: ________________________________________________________________________________________
Telephone Number: _______________________________________________________________________________
Taxpayer Identification or Social Security Number: ______________________________________________________
Date: ___________________________________________________________________________________________